UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

SPECTRA ENERGY PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	1-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5400 Westheimer Court

Houston, Texas 77056

(Address of principal executive offices)

(713) 627-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2012, Spectra Energy Partners, LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Spectra Energy Partners (DE) GP, LP, the general partner of the Partnership (the “General Partner”), an indirect, wholly-owned subsidiary of Spectra Energy Corp. Pursuant to the Contribution Agreement, the General Partner will contribute to the Partnership all of the limited liability company interests in Westcoast Energy (U.S.) LLC (“WEUS”). WEUS owns a 38.76% interest in Maritimes & Northeast Pipeline, L.L.C. (“M&N U.S.”), which in turn owns and indirectly operates the portion of the Maritimes & Northeast Pipeline natural gas transmission system located in the U.S. (approximately 338 miles of mainline pipeline, with a mainline capacity of 833,316 MM Btu/day). The Partnership will pay to the General Partner consideration of approximately $375 million, consisting of newly issued Partnership units and approximately $319 million in cash. M&N U.S. has approximately $439 million in outstanding indebtedness, 38.76% of which is $170 million.

The final number of Partnership units to be issued to the General Partner will be determined using 97% of the volume-weighted average price of the Partnership’s common units on the New York Stock Exchange during the 20 trading days preceding the date that is two business days before closing. The transaction is expected to close on October 31, 2012, subject to the satisfaction of customary closing conditions.

The conflicts committee of the board of directors of the general partner of the General Partner recommended approval of the transaction pursuant to the Contribution Agreement (the “Transaction”). The conflicts committee, comprised of independent members of the board of directors of the general partner of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Contribution Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference herein. The private placement of Partnership units to be issued pursuant to the Contribution Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) and Regulation D thereunder.

Item 7.01	Regulation FD Disclosure.

Also on October 23, 2012, the Partnership issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 2.1*	Contribution Agreement, dated October 23, 2012, by and between Spectra Energy Partners, LP and Spectra Energy Partners (DE) GP, LP.

Exhibit 99.1	Press Release of Spectra Energy Partners, LP, dated October 23, 2012.

*	Pursuant to the rules of the Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

	By:	Spectra Energy Partners (DE) GP, LP, its general partner

	By:	Spectra Energy Partners GP, LLC, its general partner

Date: October 23, 2012		/s/ Laura Buss Sayavedra
Laura Buss Sayavedra
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

Exhibit 2.1*	Contribution Agreement, dated October 23, 2012, by and between Spectra Energy Partners, LP and Spectra Energy Partners (DE) GP, LP.

Exhibit 99.1	Press Release of Spectra Energy Partners, LP, dated October 23, 2012.

*	Pursuant to the rules of the Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.